EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 1992 on our audit of Empresa Minera Inti Raymi S.A. included in Battle Mountain Gold Company's Annual Report on Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Registration Statement.

Moreno, Munoz y Cia
La Paz, Bolivia
August 26, 1994